                                                                     EXHIBIT 1.1

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                        IDEC PHARMACEUTICALS CORPORATION
                            (a Delaware corporation)
                                     ISSUER






                                  $300,000,000
                     Liquid Yield Option Notes(TM) due 2019
                          (Zero Coupon -- Subordinated)





                               PURCHASE AGREEMENT







Dated:  February 9, 1999



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(TM)Trademark of Merrill Lynch & Co., Inc.


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                                TABLE OF CONTENTS


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                                                                                          ----
PURCHASE AGREEMENT...........................................................................1
        SECTION 1.      Representations and Warranties by the Company........................3
                 (a)    Representations and Warranties.......................................3
                        (i)      Similar Offerings...........................................3
                        (ii)     Offering Memorandum.........................................3
                        (iii)    Incorporated Documents......................................4
                        (iv)     Independent Accountants.....................................4
                        (v)      Financial Statements........................................4
                        (vi)     No Material Adverse Change in Business......................4
                        (vii)    Good Standing of the Company................................5
                        (viii)   Good Standing of the Subsidiary.............................5
                        (ix)     Capitalization..............................................5
                        (x)      Authorization of Agreement..................................6
                        (xi)     Authorization of the Indenture..............................6
                        (xii)    Authorization of the Registration Rights Agreement..........6
                        (xiii)   Authorization of the Securities.............................6
                        (xiv)    Description of the Securities, the Indenture and the
                                 Registration Rights Agreement...............................7
                        (xv)     Absence of Defaults and Conflicts...........................7
                        (xvi)    Absence of Labor Dispute....................................8
                        (xvii)   Absence of Proceedings......................................8
                        (xviii)  Possession of Intellectual Property.........................8
                        (xix)    Absence of Further Requirements.............................9
                        (xx)     Possession of Licenses and Permits..........................9
                        (xxi)    Title to Property...........................................9
                        (xxii)   Environmental Laws.........................................10
                        (xxiii)  Rule 144A Eligibility......................................10
                        (xxiv)   No General Solicitation....................................10
                        (xxv)    No Registration Required...................................10
                        (xxvi)   Investment Company Act.....................................11
                        (xxvii)  Filing of Tax Returns......................................11
                        (xxviii) Insurance..................................................11
                        (xxix)   Interests in Corporation, Partnership or Joint Ventures....11
                        (xxx)    System of Internal Accounting Controls.....................11
                        (xxxi)   Solvency...................................................12
                        (xxxii)  Default Under Senior Indebtedness..........................12
                 (b)    Officer's Certificates..............................................12




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
                                                                                          Page
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
        SECTION 2.      Sale and Delivery to Initial Purchaser; Closing.....................12
                 (a)    Initial Securities..................................................12
                 (b)    Option Securities...................................................12
                 (c)    Payment.............................................................13
                 (d)    Qualified Institutional Buyer.......................................13
                 (e)    Denominations; Registration.........................................13
        SECTION 3.      Covenants of the Company............................................13
                 (a)    Offering Memorandum.................................................13
                 (b)    Notice and Effect of Material Events................................13
                 (c)    Amendment to Offering Memorandum and Supplements....................14
                 (d)    Qualification of Securities for Offer and Sale......................14
                 (e)    DTC.................................................................14
                 (f)    Use of Proceeds.....................................................14
                 (g)    Restriction on Sale of Securities...................................15
                 (h)    PORTAL Designation..................................................15
                 (i)    Reservation of Common Stock.........................................15
                 (j)    Listing of Common Stock.............................................15
        SECTION 4.      Payment of Expenses.................................................15
                 (a)    Expenses............................................................15
                 (b)    Termination of Agreement............................................16
        SECTION 5.      Conditions of Initial Purchaser's Obligations.......................16
                 (a)    Opinion of Counsel for the Company..................................16
                 (b)    Opinion of Regulatory Affairs Counsel for the Company...............16
                 (c)    Opinion of Intellectual Property Counsel for the Company............16
                 (d)    Opinion of Counsel for Initial Purchaser............................16
                 (e)    Officers' Certificates..............................................17
                 (f)    Accountants' Comfort Letters........................................17
                 (g)    Bring-down Comfort Letter...........................................17
                 (h)    Rating..............................................................17
                 (i)    Registration Rights Agreement.......................................17
                 (j)    PORTAL..............................................................18
                 (k)    Lock-up Agreements..................................................18
                 (l)    Consents............................................................18
                 (m)    Conditions to Purchase of Option Securities.........................18
                        (i)      Officers' Certificates.....................................18
                        (ii)     Opinions of Counsel........................................18
                        (iii)    Opinion of Counsel for the Initial Purchaser...............18
                        (iv)     Bring-down Comfort Letters.................................19
                 (n)    Additional Documents................................................19
                 (o)    Termination of Agreement............................................19




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
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
        SECTION 6.      Subsequent Offers and Resales of the Securities.....................19
                 (a)    Offer and Sale Procedures...........................................19
                        (i)      Offers and Sales Only to Institutional Accredited Investors
                                 or Qualified Institutional Buyers..........................19
                        (ii)     No General Solicitation....................................19
                        (iii)    Purchases by Non-Bank Fiduciaries..........................20
                        (iv)     Subsequent Purchaser Notification..........................20
                        (v)      Minimum Principal Amount...................................20
                        (vi)     Restrictions on Transfer...................................20
                 (b)    Covenants of the Company............................................20
                        (i)      Integration................................................20
                        (ii)     Rule 144A Information......................................21
                        (iii)    Restriction on Repurchases.................................21
        SECTION 7.      Indemnification.....................................................21
                 (a)    Indemnification of Initial Purchaser................................21
                 (b)    Indemnification of Company, Directors and Officers..................22
                 (c)    Actions Against Parties; Notification...............................22
                 (d)    Settlement Without Consent if Failure to Reimburse..................23
        SECTION 8.      Contribution........................................................23
        SECTION 9.      Representations, Warranties and Agreements to Survive Delivery......24
        SECTION 10.     Termination of Agreement............................................24
                 (a)    Termination; General................................................24
                 (b)    Liabilities.........................................................25
        SECTION 11.     Notices.............................................................25
        SECTION 12.     Parties.............................................................25
        SECTION 13.     GOVERNING LAW.......................................................25
        SECTION 14.     Effect of Headings..................................................25


        SCHEDULES
                 Schedule A - Pricing Information......................................Sch A-1
                 Schedule B - List of Persons Subject to Lock-up Agreements............Sch B-1

        EXHIBITS
               Exhibit A - Form of Registration Rights Agreement...........................A-1
               Exhibit B - Form of Opinion of Counsel to the Company.......................B-1
               Exhibit C - Form of Opinion of Regulatory Affairs Counsel to the Company....C-1
               Exhibit D - Form of Opinion of Intellectual Property
                            Counsel to the Company.........................................D-1
               Exhibit E - Form of Lock-Up Letter Agreement................................E-1

                        IDEC PHARMACEUTICALS CORPORATION
                            (a Delaware corporation)
                                     ISSUER


                                  $300,000,000
                     Liquid Yield Option Notes(TM) due 2019
                          (Zero Coupon -- Subordinated)


                               PURCHASE AGREEMENT

                                                                February 9, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        IDEC Pharmaceuticals Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $300,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option Notes(TM) due 2019 (the "Initial Securities") and the grant by the Company to the Initial Purchaser of the option described in Section 2(b) to purchase all or any part of an additional $45,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option Notes(TM) due 2019 to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively referred to herein as the "Securities". The Securities are to be issued pursuant to an indenture dated as of February 16, 1999 (the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, N.A., as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

        The Securities will be convertible into shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion rate specified in Schedule A hereto. Upon the fifth, tenth and fifteenth anniversaries of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase such Securities for a price to be paid, at the Company's option, in cash or (subject to certain limitations) shares of Common Stock, or any combination thereof, at a purchase price equal to the issue price of the Securities plus the accrued original issue discount thereon to the date of such purchase. If prior to such date of purchase the Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event (as defined in the Indenture), such purchase price will be equal to the Restated Principal Amount (as defined in the Indenture) plus accrued and unpaid interest (in lieu of any original issue discount) from the date of such conversion through such date of purchase. Upon each Change in Control (as defined in the Indenture) occurring prior to the fifth anniversary of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase for cash such holder's Securities (subject to certain restrictions described below) at a purchase price equal to the issue price of the Securities plus the accrued original issue discount thereon to the date of such purchase. If prior to such date of purchase the Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event, the Company will be required to purchase such Securities at a cash price equal to the Restated Principal Amount plus accrued and unpaid interest (in lieu of any original issue discount) from the date of such conversion through such date of purchase.

        The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "Commission") registering resales of the Securities and the shares of Common Stock issuable upon conversion thereof, as referred to in the Registration Rights Agreement under the Securities Act of 1933, as amended (the "1933 Act").

        The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchaser without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations") by the Commission).

        The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated February 1, 1999 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser on the date hereof or the next succeeding day, copies of a final offering memorandum dated February 9, 1999 (the "Final Offering




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


Memorandum") for use by the Initial Purchaser in connection with its solicitation of, purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits and appendices thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

        All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

        SECTION 1. Representations and Warranties by the Company.

        (a) Representations and Warranties. The Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Initial Purchaser, as follows:

                (i) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time (as defined herein) (and, if any Option Securities are purchased, at the Date of Delivery (as defined herein)) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

                (iii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K, each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of such Annual Report. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (iv) Independent Accountants. KPMG LLP ("KPMG"), the accountants who certified the financial statements and supporting schedules with respect to the Company included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                (v) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (viii) Good Standing of the Subsidiary. IDEC Seigaku (the "Subsidiary") has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is wholly owned by the Company, directly free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of the Subsidiary. The Subsidiary is the only subsidiary of the Company as of the date hereof.

                (ix) Capitalization. The authorized, issued and outstanding capital stock and the debt of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

                Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Common Stock, in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon such conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; the shares of Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares if and when issued, in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; and the issuance of such shares upon such conversion or purchases will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law.

                (xii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law.

                (xiii) Authorization of the Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this

        Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law, and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Registration Rights Agreement.

                (xiv) Description of the Securities, the Indenture and the Registration Rights Agreement. The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchaser prior to the date of this Agreement.

                (xv) Absence of Defaults and Conflicts. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries may be subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including, without limitation, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singularly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                (xvi) Absence of Labor Dispute. No labor dispute exists with the employees of the Company or with employees of any of its subsidiaries nor, to the knowledge of the Company, is any such labor dispute imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers, contractors, or collaborative business partners, including Genentech, Inc. and F. Hoffman-LaRoche, Inc., which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xvii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding (except applications for regulatory approval from the Food and Drug Administration and foreign drug agencies), inquiry or investigation before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, as the case may be, that could reasonably be expected to have a Material Adverse Effect, or that could reasonably be expected individually or in the aggregate to materially and adversely affect the properties or assets of the Company or any of its subsidiaries, considered as one enterprise, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or which affect any of its properties that are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

                (xviii) Possession of Intellectual Property. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singularly or in the aggregate, would result in a Material Adverse Effect.

                (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained.

                (xx) Possession of Licenses and Permits. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries possess such licenses, approvals, consents and other authorizations (collectively, the "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all properties and assets owned by each of them, free and clear of all mortgages, pledges, liens, charges, security interests, claims, encumbrances or restrictions of any kind, except such as (A) are disclosed in the Offering Memorandum or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

                (xxii) Environmental Laws. Except as disclosed in the Offering Memorandum and except as such matters would not, singularly or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure so to be in compliance would not result in a Material Adverse Effect, (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D), to the best knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxiii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                (xxiv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser and its Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                (xxv) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in
        Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                (xxvi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxvii) Filing of Tax Returns. The Company and each of its subsidiaries have filed all tax returns which are required to have been filed by them pursuant to domestic or foreign laws and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them (except where the requirement for payment of such taxes is being contested in good faith in appropriate proceedings), except where the failure so to file or pay would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes or other governmental charges are, to the best knowledge of the Company after reasonable investigation, adequate.

                (xxviii) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor the Subsidiary has been refused any material insurance coverage sought or applied for that has not subsequently been approved by an insurance company with sound financial resources; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiary, taken as a whole.

                (xxix) Interests in Corporation, Partnership or Joint Ventures. The Company does not own any equity or capital interests in any corporation, partnership, joint venture, association or other entity, other than the Subsidiary.

                (xxx) System of Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxxi) Solvency. The Company is, and immediately after the Closing Time or the Date of Delivery, as the case may be, will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital in relation to its business and operations.

                (xxxii) Default Under Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

        (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

        SECTION 2. Sale and Delivery to Initial Purchaser; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A hereto, the Initial Securities.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase any or all of the Option Securities (in multiples of $1,000 principal amount at maturity) at the price set forth in Schedule A hereto plus accrued Original Issue Discount, if any, from the Closing Time to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchaser, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

        (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Brobeck, Phleger & Harrison, LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (eastern time) on February 16, 1999, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company in writing, against delivery to the Initial Purchaser for its account of certificates for the Securities to be purchased by it.

        (d) Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

        (e) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

        (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

        (b) Notice and Effect of Material Events. The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, of which the Company becomes aware of after reasonable investigation, which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

        (c) Amendment to Offering Memorandum and Supplements. The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

        (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (e) DTC. The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

        (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

        (g) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder,
(B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or upon the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum or the conversion of the Securities or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company.

        (h) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

        (i) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Securities.

        (j) Listing of Common Stock. The Company will use its best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the Nasdaq National Market.

        SECTION 4. Payment of Expenses.

        (a) Expenses. The Company agrees to bear all expenses incident to the performance of its obligations under this Agreement, the Securities, the Indenture and the Registration Rights Agreement, including, but not limited to,
(i) the preparation and printing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any charges of

DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

        (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

        SECTION 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Opinion of Counsel for the Company. At the Closing Time, the Initial Purchaser shall have received the opinion, dated as of the Closing Time, of Brobeck, Phleger & Harrison, LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit B hereto.

        (b) Opinion of Regulatory Affairs Counsel for the Company. At the Closing Time, the Initial Purchaser shall have received the opinion, dated as of the Closing Time, of Buc & Beardsley, special regulatory affairs counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchaser may reasonably request.

        (c) Opinion of Intellectual Property Counsel for the Company. At the Closing Time, the Initial Purchaser shall have received the opinion, dated as of the Closing Time, of Burns, Doane, Sweeker & Mathis, L.L.P., intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Initial Purchaser may reasonably request.

        (d) Opinion of Counsel for Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (e) Officers' Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

        (f) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Initial Purchaser shall have received from KPMG, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

        (g) Bring-down Comfort Letter. At the Closing Time, the Initial Purchaser shall have received from KPMG a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (h) Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating, if any, assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

        (i) Registration Rights Agreement. At the Closing Time, the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchaser, shall have been duly executed and delivered by the Company and (assuming due execution, delivery and performance by the Initial Purchaser) be in full force and effect.

        (j) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

        (k) Lock-up Agreements. At the date of this Agreement, the Initial Purchaser shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule B hereto.

        (l) Consents. The Initial Purchaser shall have received (A) a consent of all of the Lenders under the Loan Agreement dated as of December 28, 1994 among the Company, Silicon Valley Bank, as collateral agent, and the Lenders signatory thereto consenting to the Company's issuance of the Securities and (B) a consent of Genentech, Inc. waiving any rights it has to register with the Commission pursuant to the Registration Rights Agreement any securities of the Company it owns.

        (m) Conditions to Purchase of Option Securities. In the event that the Initial Purchaser exercises its option provided in Section 2(b) to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Initial Purchaser shall have received:

                (i) Officers' Certificates. Certificates, dated the Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) remains true and correct as of the Date of Delivery.

                (ii) Opinions of Counsel. The opinions of Brobeck, Phleger & Harrison, LLP, counsel for the Company, Buc & Beardsley, special regulatory affairs counsel for the Company, and Burns, Doane, Sweeker & Mathis, L.L.P., intellectual property counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Initial Purchaser, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to substantially the same effect as the opinions provided in Sections 5(a), 5(b) and 5(c).

                (iii) Opinion of Counsel for the Initial Purchaser. The opinion of Shearman & Sterling, counsel for the Initial Purchaser, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion provided in Section 5(d).

                (iv) Bring-down Comfort Letters. Letter from KPMG in form and substance reasonably satisfactory to the Initial Purchaser and dated the Date of Delivery, substantially in the same form and substance as the letters furnished to the Initial Purchaser pursuant to Section 5(f), except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to the Date of Delivery.

        (n) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

        (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchaser to purchase the Option Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

        SECTION 6. Subsequent Offers and Resales of the Securities.

        (a) Offer and Sale Procedures. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                (i) Offers and Sales Only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors").

                (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

                (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer.

                (iv) Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, or (3) outside the United States in accordance with Regulation S or (y) pursuant to another available exemption from registration under the 1933 Act.

                (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than $250,000 principal amount at maturity and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $250,000 principal amount at maturity of the Securities.

                (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Transfer Restrictions", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser.

        (b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

                (i) Integration. The Company agrees that it will not and will cause its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                (ii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
        Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

                (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

        SECTION 7. Indemnification.

        (a) Indemnification of Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto).

        (b) Indemnification of Company, Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum.

        (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 20 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

        The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

        SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchaser.

        SECTION 10. Termination of Agreement.

        (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq

National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to it at 3300 Hillview Avenue, Suite 150, Palo Alto, California 94304, attention of D. Casey Safreno; notices to the Company shall be directed to it at 11011 Torreyana Road, San Diego, California 92121, attention of Ken Woolcott.

        SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                       Very truly yours,

                                       IDEC PHARMACEUTICALS CORPORATION


                                       By   /s/ Phillip M. Schneider
                                          --------------------------------------
                                          Title: Vice President and Chief
                                                 Financial Officer


CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By  /s/Mark J. Robinson
   ---------------------------------
     Authorized Signatory

                                   SCHEDULE A


                        IDEC PHARMACEUTICALS CORPORATION
               $300,000,000 Liquid Yield Option Notes(TM) due 2019

        1. The initial public offering price per $1,000 principal amount at maturity of the Securities shall be $337.85, which represents a yield to maturity of 5.5% per annum (computed on a semiannual bond equivalent basis).

        2. The Securities shall be convertible into shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") at an initial rate of 6.734 shares of Common Stock per $1,000 principal amount at maturity of Securities.

        3. The purchase price to be paid by the Initial Purchaser for the Securities shall be $327.71, being an amount equal to the initial public offering price per $1,000 principal amount at maturity of Securities set forth above, less $10.14 per $1,000 principal amount at maturity of Securities.

        4. Prior to February 16, 2004, the Securities will not be redeemable.

        5. The redemption prices to be supplied on page 58 of the Offering Memorandum (and correspondingly in the Indenture) shall be:


                                                      Accrued Original
                                                       Issue Discount       Redemption Price
Redemption Date                 LYON Issue Price           at 5.5%
---------------                 ----------------     -----------------      ----------------
February 16, 2004 ............      $337.85               $105.29               $  443.14
February 16, 2005 ............      $337.85               $130.00               $  467.85
February 16, 2006 ............      $337.85               $156.09               $  493.94
February 16, 2007 ............      $337.85               $183.63               $  521.48
February 16, 2008 ............      $337.85               $212.70               $  550.55
February 16, 2009 ............      $337.85               $243.40               $  581.25
February 16, 2010 ............      $337.85               $275.81               $  613.66
February 16, 2011 ............      $337.85               $310.02               $  647.87
February 16, 2012 ............      $337.85               $346.15               $  684.00
February 16, 2013 ............      $337.85               $384.28               $  722.13
February 16, 2014 ............      $337.85               $424.55               $  762.40


                                   Sch A - 1

                                                      Accrued Original
                                                       Issue Discount       Redemption Price
Redemption Date                 LYON Issue Price           at 5.5%
---------------                 ----------------     -----------------      ----------------
February 16, 2015 ............      $337.85               $467.06               $  804.91
February 16, 2016 ............      $337.85               $511.93               $  849.78
February 16, 2017 ............      $337.85               $559.32               $  897.17
February 16, 2018 ............      $337.85               $609.34               $  947.19
At Maturity ..................      $337.85               $662.15               $1,000.00


        6. The Purchase Dates and Purchase Prices to be supplied on page 59 of the Offering Memorandum and correspondingly in the Indenture shall be:



        Purchase Date                               Purchase Price
----------------------------                        --------------
February 16, 2004                                      $443.14
February 16, 2009                                      $581.25
February 16, 2014                                      $762.40

        7. The prices referred to in paragraphs 5 and 6 above are subject to adjustment upon the occurrence of a Tax Event, and the subsequent conversion of the Securities to semiannual coupon notes in the manner specified in the Offering Memorandum.


                                   Sch A - 2

                                   SCHEDULE B

                  List of Persons Subject to Lock-up Agreements

                                                           Number of shares of Common
Persons                                                       Stock that is exempt
-------                                                    --------------------------
William H. Rastetter, Ph.D...............................          40,000
Christopher J. Burman....................................          20,000
Antonio J. Grillo-Lopez, M.D.............................          30,000
Nabil Hanna, Ph.D........................................          30,000
William R. Rohn..........................................          20,000
John Geigert, Ph.D.......................................               0
Connie L. Matsui.........................................          20,000
Phillip M. Schneider.....................................          20,000
Kenneth J. Woolcott......................................          20,000
Charles C. Edwards, M.D..................................             100
Alan Burnett Glassberg...................................               0
John Groom...............................................               0
Kuzuhiro Hashimoto.......................................               0
Franklin P. Johnson, Jr..................................           5,674
Robert W. Pangia.........................................               0
Bruce R. Ross............................................               0
William D. Young.........................................               0
Genentech, Inc...........................................               0



                                   Sch B - 1

                                                                       Exhibit A


                      FORM OF REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made and entered into as of February 16, 1999 between IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation (the "Company"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Purchaser").

        This Agreement is made pursuant to the Purchase Agreement, dated as of February 9, 1999 (the "Purchase Agreement"), between the Company and the Purchaser, which provides for the sale by the Company to the Purchaser of $300,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option(TM) Notes due 2019 (Zero Coupon-Subordinated) (the "LYONs") and the grant by the Company to the Purchaser of the option to purchase all or any part of an additional $45,000,000 aggregate principal amount at maturity of its LYONs. In order to induce Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        The parties hereby agree as follows:

        Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement or Indenture. As used in this Agreement, the following terms shall have the following meanings:

        Closing Date: February 16, 1999, or such other date as may be agreed upon for the sale and purchase of the LYONs pursuant to the Purchase Agreement.

        Common Stock: Common stock, par value $0.001 per share, of the Company.

        Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Indenture: The Indenture, dated as of February 16, 1999, between the Company and Chase Manhattan Bank and Trust Company, as Trustee, pursuant to which the LYONs are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

        Person: An individual, partnership, limited liability company, corporation, association, trust, joint venture or any other unincorporated organization or entity.

        Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        Registrable Securities: All LYONs and shares of Common Stock issuable upon conversion of LYONs that are Restricted Securities.

        Registration Expenses: See Section 5 hereof.

        Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        Restricted Securities: Any and all LYONs upon original issuance thereof (and any shares of Common Stock issuable upon conversion thereof other than pursuant to an effective registration statement under the Securities Act) and at all times subsequent thereto until, as to any restricted security, (i) the sale of such restricted security has been effectively registered under the Securities Act and such restricted security has been disposed of in accordance with the method of distribution set forth in the Registration Statement relating thereto, or (ii) it is distributed to the public, or is otherwise able to be sold, pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the Securities Act.

        SEC: The Securities and Exchange Commission.

        Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

        Shelf Registration: See Section 3 hereof.

        Special Counsel: Shearman & Sterling, special counsel to the Purchaser, or such other special counsel as may be designated in writing to the Company by the holders of a majority in aggregate principal amount at maturity of Registrable Securities outstanding.

        TIA: The Trust Indenture Act of 1939, as amended.

        Section 2. Securities Subject to this Agreement.

        (a) Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

        (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person beneficially owns Registrable Securities; provided that only Registrable Securities of holders who are registered holders of Registrable Securities shall be counted for purposes of calculating any proportion of holders of Registrable Securities entitled to take action or give notice pursuant to this Agreement.

        Section 3. Shelf Registrations.

        (a) Shelf Registrations. Within 180 days after the date hereof, the Company shall prepare and file with the SEC a Registration Statement (which may include any previously filed Registration Statement meeting the requirements set forth herein) under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering all of the Registrable Securities (the "Shelf Registration").

        (b) The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them.

        (c) The Company shall use all reasonable efforts to cause the Shelf Registration to become effective under the Securities Act in accordance with
Section 3(a) hereof and shall keep the Shelf Registration continuously effective until the earlier of (i) the sale pursuant to the Shelf Registration of all the Registrable Securities and (ii) the expiration of the holding period applicable to such Registrable Securities held by Persons that are not affiliates of the Company under Rule 144(k) under the Securities Act or any successor provision. The Company shall also supplement or make amendments to any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company or if required by the Securities Act.

        (d) No holder of Registrable Securities may include any of its Registrable Securities in any prospectus pursuant to this Agreement unless and until such holder furnishes to the Company in writing, at least three business days prior to the effective date of the Registration Statement pursuant to the Shelf Registration, such information regarding such holder and the proposed distribution by such holder of such Registrable Securities as the Company may reasonably request in writing; provided that such holder shall have received such request at least 10 business days prior to the effective date of the Registration Statement pursuant to the Shelf Registration; provided further that if such information is furnished to the Company after such three business days prior to the effective date of the Registration Statement pursuant to the Shelf Registration, the Company will, within five business days of receipt of such information, file with the SEC such amendments to the Registration Statement pursuant to the Shelf Registration as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

        Section 4. Registration Procedures. (A) In connection with the registration obligations pursuant to Section 3 hereof, the Company shall use all reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the then intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

        (a) prepare and file with the SEC, within the time period specified in
Section 3, a Registration Statement or Registration Statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use all reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Special Counsel copies of the Registration Statement or Prospectus and all such documents in the form proposed to be filed (but excluding any exhibits thereto, including those incorporated by reference thereto, unless specifically requested by the Special Counsel) at least three business days prior thereto, which documents will be subject to the review of the Special Counsel, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Special Counsel shall reasonably object on a timely basis, unless the Company is advised by its counsel that such Registration Statement or amendment thereto or any Prospectus or supplement thereto is required to be filed by applicable law;

        (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

        (c) promptly notify the Special Counsel and, with respect to any event contemplated by clauses (i)(B), (iv), (v), (vi) or (vii) hereof, notify such registered holders of Registrable Securities promptly (and in each case, if requested, confirm any such oral or telephonic notice in writing), (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities (A) has been filed and (B) with respect to a Registration Statement or any post-effective amendment related to such Registrable Securities, when the same has been filed and has become effective,
(ii) of the receipt of any comments from the SEC relating to a Registration Statement, (iii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of a

Registration Statement or the initiation of any proceedings for that purpose,
(v) if at any time the representations and warranties of the Company contained in any agreement entered into pursuant to paragraph (1) below in connection with the sale of Restricted Securities by selling holders thereof cease to be true and correct in all material respects, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America or the initiation of any proceeding for such purpose, (vii) of the happening of any event that makes any statement of a material fact made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in a Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that the timely filing of a report under the Exchange Act which is incorporated by reference in the Registration Statement and related Prospectus shall constitute effective notice under this subsection (vii)), and (viii) of the determination of the Company that a post-effective amendment to a Registration Statement would be appropriate;

        (d) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America, as promptly as practicable;

        (e) if reasonably requested by any holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such holder reasonably requests to be included therein as is required by applicable law or as necessary so that the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact with respect to such holder or such holder's planned method of distribution, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment, and
(iii) supplement or make amendments to any Registration Statement as is required by applicable law;

        (f) furnish to each selling holder of Registrable Securities upon request, and the Special Counsel, without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements and schedules, without charge, as well as all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference), at the earliest practicable time under the circumstances after the filing of such documents with the SEC;

        (g) deliver to each holder of Registrable Securities and the Special Counsel, without charge, copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto; the Company consents to the use of such Prospectus or any amendment or supplement thereto in accordance with applicable law by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in accordance with applicable law;

        (h) prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, as the case may be, under the securities or Blue Sky laws of such state or local jurisdictions in the United States as any seller reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject,
(iii) take any action that would subject it to taxation in any jurisdiction where it is not then subject or (iv) register or qualify securities prior to the effective date of any Registration Statement under Section 3 hereof;

        (i) cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names, in all cases consistent with the requirements set forth in the Indenture, as the holders may request;

        (j) subject to the exceptions contained in (i), (ii), (iii) and (iv) of subsection (h) hereof, use all reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Federal, state and local governmental regulatory agencies or authorities in the United States as may be necessary, by virtue of the business and operations of the Company, to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities and cooperate with each seller of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

        (k) upon the occurrence of any event contemplated by paragraph 4(A)(c)(vii) or 4(A)(c)(viii) above, as promptly as practicable thereafter, prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (1) enter into such customary agreements and take all such other reasonable or necessary actions in connection therewith (including those reasonably requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities;

        (m) cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner; and

        (n) to comply with all applicable rules and regulations of the SEC and make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than the date required for the filing of the applicable forms referred to in Rule 158 under the Exchange Act, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statement shall cover said 12-month period.

        (B) (a) Purchaser shall, as a condition to the sale of any Registrable Security, require the holder to whom such Registrable Security is sold to agree to be bound by this Agreement with respect to the obligations of holders of Registrable Securities set forth herein. The Company may require each selling holder of Registrable Securities under a Shelf Registration to furnish to the Company such information regarding such selling holder and the distribution of such Registrable Securities, including the information specified in Item 507 of Regulation S-K under the Securities Act, as the Company may from time to time reasonably request in writing, and each holder in acquiring such Registrable Securities agrees to supply such information to the Company promptly upon such request. In addition, each such holder shall furnish to the Company all material information necessary to make any information previously furnished by such holder to the Company not misleading.

        (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that (i) such holder will promptly (and in any case within two business days after completion of such sale or distribution) notify the Company following any sale of Registrable Securities under a Shelf Registration or distribution to the public pursuant to Rule

144(k) (or any similar provision then in force, but not Rule 144A under the Securities Act) and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(A)(c)(iii), 4(A)(c)(iv), 4(A)(c)(vi), or 4(A)(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus and will not resume disposition of such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(A)(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of the Registration Statement and Prospectus and any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

        (c) If the Company determines (at any time in its sole discretion), to suspend use of the Shelf Registration due to pending material corporate developments or similar material events that have not yet been publicly disclosed, the Company shall deliver a certificate in writing, signed by an authorized officer to the registered holders of Registrable Securities and the Special Counsel to the effect of the foregoing and upon receipt of such certificate such holders will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus and will not resume disposition of such Registrable Securities until such holders' receipt of copies of a supplemental or amended Prospectus, or until they are advised in writing by the Company that such Prospectus may be used and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use reasonable efforts to ensure that use of the Shelf Registration statement may be resumed as promptly as is practicable. The period of time that the Shelf Registration statement is not available for sales as a result of events under this Section 4(B)(c) shall not exceed in the aggregate (A) 45 days in any 3 month period and (B) 90 days in any 12 month period. Each day that the Shelf Registration statement is not available for sales of Registrable Securities shall extend by such day the period of time that the Shelf Registration statement would have to remain effective under Section 3(c).

        Section 5. Registration Expenses. The Company shall pay all fees and expenses incurred by it or Purchaser incident to the performance of or compliance with this Agreement by the Company including, without limitation, (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of counsel for any underwriters or holders in connection with Blue Sky qualification of any of the Registrable Securities), (iii) all expenses in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, other documents relating to the Company's performance of and compliance with this Agreement, and (iv) all rating agency fees but excluding fees of any special accountants retained by the selling holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a holder of Registrable Securities.

        Section 6. Indemnification; Contribution. (a) The Company agrees to indemnify and hold harmless the Purchaser and each holder of Registrable Securities and each person, if any, who controls the Purchaser or any holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
        (ii) above;

provided, however, that this indemnity agreement shall not apply (x) to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser or such holder of Registrable Securities (which also acknowledges the indemnity provisions herein) and each person, if any, who controls the Purchaser or any such holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (y) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense, results from the fact the Purchaser or a holder of Registrable Securities sold securities to a person to whom there was not sent or given at or prior to the written confirmation of such sale, a final Prospectus (if the Company had previously furnished copies thereof and such final Prospectus is required by law to be delivered to such person), if the loss, liability, claim or expense of the Purchaser or such holder results from an untrue statement or alleged untrue statement or an omission or alleged omission contained in the preliminary prospectus that was corrected in the final Prospectus.

        (b) In connection with any Shelf Registration in which a holder, including, without limitation, the Purchaser, of Registrable Securities is participating, in furnishing information relating to such holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, and each person, if any, who controls the Company within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities (which also acknowledges the indemnity provisions herein) and each person, if any, who controls any such holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        The Purchaser agrees to indemnify and hold harmless the Company, the holders of Registrable Securities, and each person, if any, who controls the Company or any holder of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative fault of the Company on the one hand and the holders of the Registrable Securities or the Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holder of the Registrable Securities or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 6, neither the holder of any Registrable Securities nor the Purchaser, shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such holder of Registrable Securities or unwritten by the Purchaser, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such holder of Registrable Securities or the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 6(e), each person, if any, who controls the Purchaser or any holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Purchaser or such holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

        Section 7. Miscellaneous. (a) Remedies. In the event of a breach by any party to this Agreement of any of its obligations under this Agreement, the other party (or, in the event of a breach by the Company, each holder of Registrable Securities), in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        (b) No Inconsistent Agreements. The Company shall not, during the term of this Agreement, enter into any agreement that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented (other than to cure any ambiguity or correct or supplement any provision herein), and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority of the then outstanding aggregate principal amount at maturity of Registrable Securities, except in the case of the Purchaser prior to distribution of the LYONs to the holders, then the consent of the Purchaser. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority in aggregate principal amount at maturity of the Registrable Securities being sold by such holders.

        (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first class mail, or telecopier:

                (i) if to a holder of Registrable Securities, at the most current address set forth on the records of the registrar under the Indenture or given by such holder to the Company in accordance with the provisions of this Section 7(d), except with respect to the Purchaser prior to distribution of the LYONS, then to the Purchaser at the address set forth on the first page of the Purchase Agreement, attention of D. Casey Safreno (fax: (650) 849-2101) with a copy to William Hinman, Esq., Shearman & Sterling, 555 California Street, San Francisco, CA 94104 (fax: (415) 616-1199); and

                (ii) if to the Company, to the attention of Phillip Schneider at IDEC Pharmaceuticals Corporation, 11011 Torreyana Road, San Diego, CA 92121 (fax: (619) 458-8887), with copies to Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, attention J. Stephan Dolezalek, Esq. (fax: (650) 496-2736), and thereafter by such other address, notice of which is given in accordance with the provision of this Section 7(d).

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being sent by next-day delivery by a solvent air courier; and when receipt acknowledged, if telecopied.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

        (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Initial Purchaser (in its capacity as Initial Purchaser) shall have no liability or obligation to the Company with respect to any failure by a holder of Registrable Securities to comply with, or any breach by such holder of, any obligations of such holder under this Agreement.

        (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

        (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (k) Securities Held by the Company or its Affiliates; Calculation of Percentage of Registrable Securities. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, (i) Registrable Securities held by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the holders of such required percentage or amount and (ii) any shares of Common Stock that are included among the outstanding Registrable Securities, or the applicable portions thereof, shall be deemed, subject to the terms of clause (i) above, to represent the principal amount at maturity of LYONs from which such shares were converted at the time of such conversion.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       IDEC PHARMACEUTICALS CORPORATION



                                       By /s/ Phillip M. Schneider
                                         ---------------------------------------
                                         Name: Phillip M. Schneider
                                         Title: Vice President and Chief
                                         Financial Officer


                                       MERRILL LYNCH & CO.
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED


                                       By /s/ Mark J. Robinson
                                         ---------------------------------------
                                         Name: Mark J. Robinson
                                         Title: Vice President

                                                                       Exhibit B


                    FORM OF OPINION OF COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)


        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

        (iii) The Company is duly qualified as a foreign corporation in the United States to transact business and is in good standing in each jurisdiction in the United States in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (iv) To our knowledge, the authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum; the shares of issued and outstanding capital stock of the Company have been duly authorized and the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and, when issued in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable.

        (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

        (vi) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes a valid and binding agreement to the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, arrangement, moratorium, fraudulent transfer and other similar laws relating to or affecting rights of creditors generally and (B) general equitable principles whether considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies.

        (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, arrangement, moratorium, fraudulent transfer and other similar laws relating to or affecting rights of creditors' generally and (B) general equitable principles whether considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies.

        (viii) The documents incorporated by reference in the Offering Memorandum (except for the financial statements and other financial data included therein or omitted therefrom, as to which we need express no opinion), as of the date they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

        (ix) The Securities, the Indenture and the registration Rights Agreement conform in all material respect to the description thereof contained in the Offering Memorandum.

        (x) The Securities in the form contemplated by the Indenture have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, arrangement, moratorium, fraudulent transfer and other similar laws relating to or affecting rights of creditors' generally and (B) general equitable principles whether considered in a proceeding at law or in equity; the holders of the Securities are entitled to the benefits of the Indenture; and such Securities are convertible to shares of Common Stock in accordance with the terms of the Indenture, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies.

        (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or California state court, governmental authority or agency other than such as may be required under the 1933 Act and applicable securities laws of California is required in connection with the due authorization, execution and delivery of the Purchase Agreement or the execution, delivery or performance of the Indenture and the Registration Rights Agreement by the Company or for the valid authorization, issuance, sale and delivery of the Securities to the Initial Purchaser in accordance with the terms of the Purchase Agreement and of the Common Stock issuable upon conversion of the Securities.

        (xii) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust indenture Act.

        (xiii) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note , lease or any other agreement or instrument, filed as an exhibit to any 1934 Act filing or incorporated by reference in the Offering Memorandum, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges, or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable United States federal or California state law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any United States federal or California state government instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

        (xiv) The information in the Offering Memorandum under the headings "Business-Litigation," "Description of Capital Stock", "Description of the LYONs," and "Certain Federal Income Tax Considerations" has been reviewed by us and is correct in all material respects.

        (xv) There is not pending or, to the best of our knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any United Stated federal or California state court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

        (xvi) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein or in the Offering Memorandum other than those described or referred to therein or incorporated by reference thereto, and the description thereof or references thereto are correct in all material respects.

        (xvii) To our knowledge, the Company is not in violation of its charter or by-laws.

        In addition, we participated in conferences with certain officers and representatives of the Company, its independent public accountants, the Initial Purchaser and the Initial Purchaser's counsel at which the contents of the Offering Memorandum and related matters were discussed. We are not, however, passing upon, and do not assume any responsibility for, and we have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Offering Memorandum. In addition, we are not experts on patent, FDA or regulatory issues and we are not passing upon, and do not assume any responsibility for, and we have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Offering Memorandum with respect to such issues.

        We may state, however, that based upon our participation as described in the preceding paragraph, (i) we confirm that we have no reason to believe that (other than the financial statements, including the notes and schedules thereto, and the other financial data included therein, as to which we express no belief), at the time the Offering Memorandum was issued, the Offering Memorandum contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) we confirm that we have no reason to believe that (other than the financial statements, including the notes and schedules thereto, and the other financial data included therein, as to which we express no belief) the Offering Memorandum, on the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Offering Memorandum was issued at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits circumstances under which they were made, not misleading.

                                                                       Exhibit C


                          FORM OF OPINION OF REGULATORY
                         AFFAIRS COUNSEL TO THE COMPANY



DRAFT


                                February 9, 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated
North Tower
World Financial Center
New York, N.Y.  10281-1209


Ladies & Gentlemen:

        We have acted as special regulatory counsel to IDEC Pharmaceuticals Corporation (the "Company") with respect to U.S. Food and Drug Administration ("FDA") regulatory matters in connection with the Purchase Agreement, dated February 9, 1999, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("the Purchase Agreement"). This opinion is furnished to you at the request of the Company pursuant to Section 5(b) of the Purchase Agreement. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

        We have read the statements in the final Offering Memorandum dated February 9, 1999 under the captions "Risk Factors - Failure to Obtain Product Approvals or Comply with Government Regulations Could Adversely Affect our Business" and "Business - Regulation of Products by the FDA." We are of the opinion that the statements included under such captions that summarize provisions of the Federal Food, Drug and Cosmetic Act and the Public Health Service Act and implementing regulations are correct in all material respects.

        In addition, although we have made no independent inquiry, nothing has come to our attention that leads us to believe that the statements in the final Offering Memorandum under the captions "Risk Factors - Failure to Obtain Product Approvals or Comply with Government Regulations Could Adversely Affect our Business" and "Business - Regulation of Products by the FDA," as of the date of the Offering Memorandum or at the Closing Time, contained or contain any untrue statement of a material fact relating to the Company or FDA matters or omitted or omit to state any material fact relating to the Company or FDA matters which is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        As to the factual matters addressed herein, we have relied without independent investigation upon the attached certificate of the Company.

        This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person or entity and may not be disclosed, quoted, filed with a governmental agency, or otherwise referred to without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.



                                       Sincerely,

                                                                       Exhibit D

                FORM OF OPINION OF INTELLECTUAL PROPERTY COUNSEL
                                 TO THE COMPANY

DRAFT

February  , 1999


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated
North Tower
World Financial Center
New York, N.Y.  10281-1209

Ladies and Gentlemen:

        As counsel for IDEC Pharmaceuticals Corporation (IDEC), a California corporation, for its patent matters, we have been asked to provide you with an opinion letter concerning the patent activities and matters we have handled for the Company. We are familiar with the efforts of the Company to obtain patent rights in the United States and abroad. We have read the portions of the Offering Memorandum entitled "Risk Factors - We May Be Unable to Adequately Protect or Enforce Our Intellectual Property Rights or Secure Rights to Third Party Patents", and "Business - Patents and Proprietary Technology" (collectively, "the Intellectual Property Portion"). The opinions given below are based on our files maintained in the course of representing the Company, and an inquiry of attorneys within Burns, Doane, Swecker & Mathis who perform legal services of the Company.

        Subject to the qualifications herein stated, we are of the opinion that:

        (1) To the best of our knowledge, we are not aware of any legal actions, claims or proceedings pending or threatened against the Company alleging that the Company is infringing or otherwise violating any patents or trade secrets owned by others and to the best of our knowledge, the Company has not received any communication in which it is alleged that the Company is infringing or violating the patent rights of third parties.

        (2) The Intellectual Property Portion of the Offering Memorandum contains accurate and complete descriptions of the Company's patent applications, issued and allowed patents, and patents licensed to the Company and fairly summarize the legal matters, documents and proceedings relating thereto.

        (3) To the best of our knowledge, at least 20 United States patents have issued to the Company, and the Company is the Assignee of record, and the patents are being maintained by the Company.

        (4) To the best of our knowledge, at least 15 additional U.S. patent applications have been filed by the Company in the U.S. Patent and Trademark Office; those pending patent applications have been properly prepared as to form and have been assigned to the Company, which assignments are either recorded in the U.S. Patent and Trademark Office or have been submitted for recording in the U.S. Patent and Trademark Office; and each of these patent applications is being pursued by the Company.

        (5) To the best of our knowledge, with respect to patent applications that have been assigned to the Company, we have no reason to believe that such assignments are invalid.

        (6) To the best of our knowledge, at least 200 foreign counterpart patent applications have been filed on behalf of the Company.

        (7) To the extent that the Intellectual Property Portion contains descriptions which constitute matters of law or legal conclusions, these descriptions are correct in all material respects and fairly present the patent situation of the Company.

        (8) To the best of our knowledge, there are no legal or government proceedings other than patent applications pending, relating to patent rights of the Company to which the Company is a party and, to our knowledge, no such proceedings are threatened or contemplated by government authorities or others.

        (9) Although we have not conducted comprehensive product clearance investigations, to the best of our knowledge, all subject matter areas, of which we are aware, in which the Company could be prevented by third-party-held patents from manufacturing and selling, in the United States and abroad, the compositions and methods claimed in the patent applications described in the Appendix to this opinion, have been disclosed in the Offering Memorandum.

        (10) In addition, although we have not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except that we have independently verified the accuracy of the matters contained in (3), (4) and (6) hereof), nothing has come to our attention that would cause us to believe that the statements in the Intellectual Property Portion in the Offering Memorandum, as of the date of the Offering Memorandum or as of the date hereof, included or includes an untrue statement of a material fact or omit or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as to patent matters (it being understood that we have not participated in the negotiation of or reviewed the Company's license agreements and we have not undertaken any independent investigation as to whether the Company is infringing any patents or other rights of others or whether the Company owns or possesses sufficient licenses or other rights to use all patents or other rights necessary for the conduct of the Company's business).

        This opinion letter is furnished to you as the underwriter and solely for your benefit and may not be make available to or relied upon by any other person, firm, or entity without our prior written consent. The foregoing information is being furnished as of the date of this letter, and we do not undertake an advisory obligation after this date if knowledge hereafter would result in a change herein.


Very truly yours,

BURNS, DOANE, SWECKER & MATHIS, L.L.P.



By
   -----------------------------------
            E. Joseph Gess




By
   -----------------------------------
            Robin L. Teskin

                                                                       Exhibit E

                        FORM OF LOCK-UP LETTER AGREEMENT



                                February *, 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
North Tower
World Financial Center
New York, New York  10281-1209


        Re: Proposed Offering by IDEC Pharmaceuticals Corporation of Liquid Yield Option Notes(TM) due 2019


Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director] of IDEC Pharmaceuticals Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering of the Company's Liquid Yield Option Notes(TM) due 2019 (the "Initial Securities") and the grant by the Company to Merrill Lynch of the option to purchase additional Securities to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively the "Securities." In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to such number of shares of Common Stock, whether now owned or hereafter acquired by the undersigned, as specified in Schedule B to the Purchase Agreement.


                                       Very truly yours,



                                       Signature:
                                                 -------------------------------

                                       Print Name:
                                                  ------------------------------




                                      E-2